UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   November 30, 2009

NXT Nutritionals Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-147631
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

56 Jackson Street
Holyoke, MA 01040
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(413) 533-9300
 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On November 30, 2009, NXT Nutritionals Holdings, Inc. (the “Company”) entered into a licensing agreement (the “Licensing Agreement”) with MINE O’MINE, INC., a Nevada Corporation (“MOM”), whereby MOM granted: (1) a license to use Shaquille O’Neal’s (“SHAQUILLE”) name, fame, image and athletic renown in connection with the advertisement, promotion and sale of “SUSTA Natural Sweetener®” (“SUSTA”); (2) a license to the use certain trademarks owned by MOM; and (3) certain other ancillary services of SHAQUILLE to the Company, in consideration for 1,000,000 shares of common stock of the Company per year for a period of three (3) years, for an aggregate of 3,000,000 shares (the “Compensation Shares”), commencing from November 23, 2009 through November 22, 2012.  Additionally, pursuant to the terms of the License Agreement, the Company registered the Compensation Shares under a Form S-8 Registration Statement on December 1, 2009. Pursuant to the Licensing Agreement, MOM and SHAQUILLE have agreed (i) that they shall not sell more than 100,000 of the Compensation Shares during any calendar month during the term, (ii) that they shall not sell more than 20,000 of the Compensation Shares on any day during the term, and (iii) they will not sell any Compensation Shares during the first sixty (60) days from the execution of the Licensing Agreement.

MOM shall have the right to terminate the Licensing Agreement upon the occurrence of certain events, including if the Company declares bankruptcy, fails to timely deliver or register the Compensation Shares, materially disparages MOM or SHAQUILLE, or if the per share price for the Company’s common stock trades below $0.50 per share for thirty days or if trading of the Company’s common shares is suspended.

Separately, MOM shall also have the right to suspend SHAQUILLE’s obligations under this Contract in the event that the closing bid price for the Company’s common stock shall fall below $1.00 per share for five (5) consecutive trading days until such time as the closing bid price shall increase to greater than $1.00 per share.

The Company shall also have the right to terminate the Licensing Agreement if SHAQUILLE is convicted of a felony involving moral turpitude, dies or becomes permanently disabled during the term of the agreement, or materially disparages the Company.

The foregoing is not a complete summary of the terms of the License Agreement described in this Item 1.01 and reference is made to the complete text of the License Agreement attached hereto as Exhibits 10.1.

Item 3.02  Unregistered Sales of Equity Securities.

Pursuant to the Licensing Agreement, we agreed to issue 1,000,000 shares of our common stock to SHAQUILLE per year for a period of three (3) years for a total of 3,000,000 shares.    These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Licensing Agreement between the Company and Mine O’ Mine, Inc., dated November 30, 2009*

 * Incorporated herein by reference to the Registrant’s registration statement on Form S-8 filed on December 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NXT Nutritionals Holdings, Inc.

By:	Francis McCarthy
Francis McCarthy President & Chief Executive Officer

Dated: December 2, 2009